PRA CLOSES $287.5 MILLION OFFERING OF CONVERTIBLE SENIOR NOTES DUE 2020 Includes $37.5 Million of
Exercised Options

NORFOLK, Va., August 14, 2013 – Portfolio Recovery Associates, Inc. (PRA) (NASDAQ: PRAA), a business and financial services company operating in the U.S. and U.K., announced the August 13, 2013 closing of its previously announced offering of $250 million aggregate principal amount of 3.00% convertible senior notes due 2020 (the “notes”) in a private placement to qualified, institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). In addition, PRA announced that the initial purchasers fully exercised their option to purchase an additional $37.5 million in aggregate principal amount of the notes.

The net proceeds from the sale of the notes, including proceeds resulting from the exercise of the initial purchasers’ option to purchase an additional $37.5 million in aggregate principal amount of the notes, are approximately $279.0 million, after deducting the initial purchasers’ discounts and estimated offering expenses.

The notes are senior unsecured obligations of PRA and pay interest semiannually at a rate of 3.00%. The notes mature on August 1, 2020, unless converted in accordance with their terms prior to such date. Prior to February 1, 2020, the notes are convertible only upon the occurrence of specified events; thereafter, until maturity, the notes are convertible at any time.

The conversion rate for the notes is initially 15.2172 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $65.72 per share of common stock, and is subject to adjustment in certain circumstances. The initial conversion price represents a premium of approximately 30% to the $50.55 per share closing price of PRA’s common stock on August 7, 2013, the date on which PRA entered into the agreement with the initial purchasers regarding the purchase of the notes. Upon conversion, the notes may be settled in cash, shares of PRA’s common stock or any combination thereof. PRA does not have the right to redeem the notes prior to maturity.

The notes and the shares of common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Act and applicable state laws.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer of these securities will be made only by means of a private offering memorandum.

About PRA
As a leader in the U.S. debt buying industry, Portfolio Recovery Associates, Inc. (NASDAQ: PRAA) returns capital to banks and other creditors that helps expand financial services for consumers. PRA collaborates with its customers to create affordable, realistic debt repayment plans. The company also provides a broad range of fee-based services to local governments and law enforcement, U.S. businesses, institutional investors, global hedge funds, and U.K. banks and creditors.

PRA has been annually ranked as one of Forbes’ 100 Best Small Companies in America since 2007, advancing to the Top 25 in 2012. The company also was recognized last year as one of Fortune’s 100 Fastest-Growing Companies in the U.S.  For more information, visit www.PortfolioRecovery.com.

About Forward-Looking Statements
Statements herein which are not historical, including PRA’s or its management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to PRA’s presentations and web casts. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of PRA’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors. Additional risk factors and other risks are described from time to time in PRA’s filings with the Securities and Exchange Commission (SEC) including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the SEC and available through PRA’s website, which contain a more detailed discussion of PRA’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Media Contact:
Rick Goulart
Vice President, Corporate Communications
(757) 961-3525
RickGoulart@PortfolioRecovery.com